Filed pursuant to Rule 424(b)(3)
                                      Registration No. 333-59355

Prospectus Supplement No. 19
(To Prospectus dated August 10, 1998
and to Prospectus Supplement Nos. 13 and 17)

                                $1,012,198,000
                              XEROX CORPORATION
                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018

The information contained under the heading "Selling Security Holders" in the Prospectus dated August 10, 1998 ("Prospectus"), as supplemented by Prospectus Supplement No. 13 dated March 25, 1999 and Prospectus Supplement No. 17 dated August 16, 1999 (such Prospectus Supplement Nos. 13 and 17, the "Prior Supplements"), relating to $1,012,198,000 aggregate principal amount at maturity of Convertible Subordinated Debentures due 2018 ("Debentures") of Xerox Corporation (the "Company"), and such indeterminate number of shares of Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Debentures, that may be offered and sold from time to time by the several holders thereof is hereby amended and supplemented as follows:

                             PRINCIPAL AMOUNT AT        PRINCIPAL AMOUNT AT
                            MATURITY OF DEBENTURES    MATURITY OF DEBENTURES
                            BENEFICIALLY OWNED AND    PREVIOUSLY SPECIFIED IN
SELLING HOLDER            THAT MAY BE OFFERED HEREBY    THE PROSPECTUS AND
                                                        PRIOR SUPPLEMENTS
--------------            --------------------------  -----------------------
                                            (In U.S. Dollars)

Goldman Sachs & Co.  . . . . .   13,500,000                   9,500,000

GLG Global Convertible
Fund . . . . . . . . . . . . .   15,000,000                  10,000,000

McMahan Securities
Company, L.P.  . . . . . . . .   11,000,000                   2,500,000

The date of this Prospectus Supplement is October 15, 1999.